Exhibit 5.1

June 14, 2013

Synergetics USA, Inc. 3845 Corporate Centre Drive O’Fallon, Missouri 63368

Ladies and Gentlemen:

We have acted as counsel for Synergetics USA, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) in the form as proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the provisions of the Securities Act of 1933, as amended (the “Act”), on this date, of 300,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued in accordance with the terms of the Amended and Restated Synergetics USA, Inc. 2005 Non-Employee Directors’ Stock Option Plan, as amended (the “Plan”).

In connection with our opinion expressed herein, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed necessary for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.  Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Upon the basis of the foregoing, we are of the opinion that when the Shares are issued in accordance with the Plan, they will be duly and validly issued, fully paid and non-assessable.

We hereby consent to filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Armstrong Teasdale LLP